As filed with the Securities and Exchange Commission on August 8, 2024

Registration No. 333-281353

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PAYSIGN, INC.
(Exact name of registrant as specified in its charter)

Nevada	95-4550154
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2615 St. Rose Parkway
Henderson, Nevada 89052

(Address of Principal Executive Offices) (Zip Code)

PAYSIGN, INC.

2023 EQUITY INCENTIVE PLAN

(Full Title of the Plan)

Mark R. Newcomer

Chief Executive Officer

Paysign, Inc.

2615 St. Rose Parkway
Henderson, Nevada 89052
(Name and Address of Agent for Service)

(702) 453-2221

(Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Brian H. Blaney, Esq.

Greenberg Traurig, LLP
2375 E. Camelback Road, Suite 800

Phoenix, Arizona 85016

(602) 445-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Non-accelerated filer ☒	Smaller reporting company ☒
Accelerated filer	☐		Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note

This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (this “Amendment No. 1”) is being filed solely to correct a clerical error that resulted in a missing signature on Exhibit 23.1, consent of Moss Adams LLP, independent registered public accounting firm, included as an exhibit to the Registration Statement on Form S-8 (File No. 333-281353) filed with the Securities and Exchange Commission on August 7, 2024 (the “Original Filing”). This Amendment No. 1 (i) includes an updated Exhibit 23.1 with the missing signature and (ii) updates Part II – Information Required in the Registration Statement—Item 8, Exhibits.

Except as described above, this Amendment No. 1 does not update, amend or modify any other information, statement or disclosure contained in the Original Filing.

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PART II
INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description

5.1+	Opinion of Greenberg Traurig, LLP

10.1	Paysign, Inc. 2023 Equity Incentive Plan (1)

23.1*	Consent of Moss Adams LLP, independent registered public accounting firm

23.2+	Consent of Greenberg Traurig, LLP (included in opinion filed as Exhibit 5.1)

24.1+	Power of Attorney (included on signature page hereof)

107+	Filing Fee Table

+ *	Previously filed. Filed herewith.
(1)	Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on May 9, 2023 (File Number 001-38623).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Henderson, State of Nevada, on

August 8, 2024.

PAYSIGN, INC.

By:	/s/ Mark R. Newcomer
Mark R. Newcomer
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark R. Newcomer	Chief Executive Officer, President, Director and Chairman (Principal Executive Officer)	August 8, 2024
Mark R. Newcomer

*	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 8, 2024
Jeff Baker

*	Chief Payments Officer and Director	August 8, 2024
Matthew Lanford

*	Executive Vice President and Director	August 8, 2024
Joan M. Herman

*	Director	August 8, 2024
Dan R. Henry

*	Director	August 8, 2024
Bruce Mina

*	Director	August 8, 2024
Jeffrey B. Newman

*	Director	August 8, 2024
Dennis Triplett

* By:	/s/ Mark R. Newcomer
Name: Mark R. Newcomer
Title: Attorney-in-fact

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